Exhibit 10.15

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15 April 2021

CHOO CHEE KONG

[*****]

Dear Sir,

PUT OPTION AGREEMENT

1.	We refer to the Subscription Agreement dated 15 April 2021 (the “Subscription Agreement”) entered between MDR Limited (the “Subscriber”) and CytoMed Therapeutics pte Ltd (the “Company”) under which the Subscriber has subscribed for 271,083,221 Subscription Shares at the Subscription Price of S$0.0055333561 per Subscription Share, for the total Subscription Funds of S$1,500,000 (Singapore Dollars One Million and Five Hundred Thousand), and the discussions between the Subscriber and CHOO CHEE KONG (Singapore NRIC No. [*****] (“CCK”).

2.	Unless otherwise defined in this agreement (the “Agreement”) or unless the context otherwise requires, terms and expressions used in this Agreement shall have the same meaning as respectively ascribed to them in the Subscription Agreement.

3.	As mutually agreed, at any time until [*****] the Subscriber shall have the right and option (the “Put Option”) to elect to require CCK to purchase and acquire 180,722,148 shares from the Subscriber (the “Put Shares”) in the Company at S$0.0055333561 price per share (the “Put Price”) for the total consideration of S$1,000,000 (Singapore Dollars One Million) by delivering written notice to CCK of such election, specifying the Subscriber’s intention to exercise the Put Option (the “Put Election Notice”). The closing of the sale and purchase of the Put Shares shall be completed within sixty (60) days following the date of receipt of the Put Election Notice.

4.	This Agreement shall enure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors, and permitted assigns.

5.	This Agreement shall be governed by the laws of Singapore, and the parties irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

6.	Nothing in this Agreement is intended to grant to any third party any right to enforce any term of this Agreement or to confer on any third party any benefits under this Agreement for the purposes of the Contract (Rights of Third Parties) Act (Cap. 538) of Singapore and any reenactment thereof, the application of which legislation is hereby expressly excluded.

7.	This Agreement may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but all such counterparts shall constitute one and the same instrument.

8.	Please confirm your agreement by signing and returning the Confirmation and Acceptance below.

Yours sincerely,

/s/ Authorized Signatory

Director
For and on behalf of MDR LIMITED

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CONFIRMATION AND ACCEPTANCE

To: MDR LIMITED

I, CHOO CHEE KONG (NRIC No. [*****]), hereby confirm and accept all the terms and conditions set out in this Agreement dated 15 April 2021.

/s/ Choo Chee Kong

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